                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-32183) of Equity Residential Properties Trust and in the related Prospectus of our reports indicated below with respect to the financial statements indicated below included in this Current Report of Equity Residential Properties Trust on Form 8-K.



                    Financial Statements                 Date of Auditors Report
                    --------------------                 -----------------------

Statement of Revenue and Certain Expenses of Cascade at
Landmark for the year ended December 31, 1996                  July 17, 1997

Statement of Revenue and Certain Expenses of Sabal Palm
Club (formerly known as Post Crossing (Pompano)) for the       July 2, 1997
year ended December 31, 1996

Statement of Revenue and Certain Expenses of Wood Creek
(Pleasant Hill) for the year ended December 31, 1996           July 23, 1997

Statement of Revenue and Certain Expenses of LaMirage for
the year ended December 31, 1996                               July 25, 1997



                                                             Ernst & Young LLP


Chicago, Illinois
August 15, 1997